Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND

707 17th STREET, SUITE 3600

DIRECTOR - INVESTOR RELATIONS

DENVER, COLORADO 80202	303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES PERSONNEL CHANGES

DENVER, COLORADO — November 9, 2007 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced several executive personnel changes.  Mr. J.C. Ridens has recently been named Executive Vice President and Chief Operating Officer with responsibility for all business units and drilling operations. Previously, Mr. Ridens served as Forest’s Senior Vice President for the Gulf Region, the Southern Region, and most recently the Western Region.  Mr. Ridens has been directly involved with the Company’s acquisitions and divestitures and the on-going integration associated with those transactions.

Mr. Cyrus D. “Skip” Marter IV has been recently promoted to Senior Vice President, General Counsel and Secretary.  Mr. Marter joined Forest in June 2002 and has served as Vice President, General Counsel and Secretary since January 2005. He will continue to be responsible for all legal and corporate secretarial functions for Forest.

Mr. Stephen T. Harpham has been recently promoted to Vice President, Western Region.  Mr. Harpham joined Forest in January 2002 and has most recently served as Manager - Reservoir Engineering, Western Region.  He will be responsible for overseeing daily operations in the region.

H. Craig Clark, President and CEO, stated, “We are very pleased to announce the promotions of J.C., Skip, and Steve.  Each of these individuals have been instrumental in the execution of our cost focused onshore North American tight gas sand development strategy as well as  our recent business development activity.  The skill sets these individuals have demonstrated in these areas make it easy to promote from within with people familiar with our strategy and illustrates the bench strength that exists in the company.”

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas.

These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the Securities and Exchange Commission (SEC), including its 2006 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Arkansas, Colorado, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming, and in Canada.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

November 9, 2007